UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2010

Commission File Number: 333-146758

CHINA INFRASTRUCTURE CONSTRUCTION CORPORATION
(Exact name of registrant as specified in its charter)

Colorado	16-1718190
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

Shidai Caifu Tiandi Building Suite 1906-09, 1 Hangfeng Road Fengtai District Beijing, China 100070
(Address of principal executive offices)
86-10-5170-9287
(Registrant’s telephone number, including area code)
_______________________________

(Former name or former address if changed since the last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Adoption of 2010 Stock Incentive Plan

On February 12, 2010,  the Board of Directors (the “Board of Directors”) of  China Infrastructure Construction Corporation (the “Company”) adopted the China Infrastructure Construction Corporation 2010 Stock Incentive Plan (the “2010 Plan”), a copy of which is attached as Exhibit 10.1.  The Board of Directors adopted the 2010 Plan to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer eligible employees, consultants and non-employee directors cash and stock-based incentives and to attract, retain and reward such individuals.

Pursuant to the Company’s Bylaws, the 2010 Plan does not require the approval of the Company’s shareholders. The 2010 Plan is currently administered by the Board of Directors of the Company. All officers and key employees, and directors of, and consultants to the Company and its subsidiaries and affiliates, who are responsible for or contribute to the management, growth and/or profitability of the business of the Company and/or its subsidiaries and affiliates are eligible for participation in the 2010 Plan.  One Million One Hundred Fifty Thousand (1,150,000) shares of the Company’s common stock, with no par value (the “Common Stock”) have been authorized and reserved for the 2010 Plan, subject to an increase of up to 10% of the Company’s issued and outstanding Common Stock, and any shares that may become available for issuance under awards under the 2010 Plan as a result of expiration or forfeiture. The Company may issue stock options, stock appreciation rights, restricted stock awards, restricted stock units, performance awards and other stock-based awards under the 2010 Plan.

Appointment of Independent Directors

On February 12, 2010, Messrs. Francis Nyon Seng Leong, Zhenhai Niu, and Pat Lee Spector were appointed as directors of the Board of the Company.

Under the Subscription Agreement dated October 16, 2009 (the “Subscription Agreement”), the Company is contractually obligated to have a board with the number of independent directors required by the Nasdaq Corporate Governance standards. None of Messrs. Francis Nyon Seng Leong, Zhenhai Niu, and Pat Lee Spector has had any relationship with the Company (either as a partner or employee) in the past three years and each qualifies as an “independent” director as defined by rules of the Nasdaq Stock Market. Therefore, upon such appointment, the Board of Directors currently consists of five members, four of whom are independent.

Each of Messrs Leong, Niu and Spector entered into an Independent Director Agreement with the Company, a form of which is filed herewith as Exhibit 10.2. The directors were appointed until the earlier of the next annual shareholder’s meeting, director’s removal or resignation. A summary of the compensation for the directorship of each of Messrs. Leong, Niu and Spector is set forth as follows:

1.	An annual salary of $15,000, or $1,250 payable at the end of each month;

2.
For the service as a chairman of a committee, such director shall receive an additional fee of $5,000 per annum, payable in equal installments at the end of each month. For the service as a member of a committee, such director shall receive an additional fee of $2,000 per annum, payable in equal installments at the end of each month.

3.
Options to purchase 10,000 shares of the Common Stock subject to the 2010 Plan, exercisable at $3.90 per share, to vest one year after the grant date. Such options will expire 36 months from the date of the grant.  If the directorship is terminated, the vested option will expire 365 calendar days after the grant.

4.	Reimbursement of traveling expenses for such director’s attendance of meetings of the Board or any committee of the Company.

Set forth below is a brief biography of Mr. Francis Nyon Seng Leong:

Mr. Leong, age 66, is a principal of Sungai River Inc., an international financial consulting company. During March through June of 2004, he was CFO and Secretary of Blue Diamond Mining Corporation, an NEX board listed company in the oil and gas industry. Prior to that, Mr. Leong was appointed the Treasurer for the City of Calgary, Canada from October 1999 through August 2003. Currently, Mr. Leong is serving on the boards and the committees of various public companies, including Enmax Corporation, a Municipal Electric Utility Company in Calgary, Boyuan Construction Group, a construction company listed on TSX Venture Exchange, Andatee China Marine Fuel Services Corporation, a Nasdaq traded company in the marine fuel industry and China Industrial Waste Management, Inc., an industrial waste management company listed on the OTC Bulletin Board.

Mr. Leong received his Master’s degree in Public Administration from Marriott School of Management of Brigham Young University in year 1975. In 1968, he graduated from National Chengchi University in Taiwan with a Bachelor’s degree in commerce.

Set forth below is a brief biography of Mr. Zhenhai Niu:

Mr. Niu, age 48, is currently the general manager of Beijing Ritan Hotel since February 2008. Prior to that, he was the manager of China Hainan Huandao Taide Hotel since year 1999.

Mr. Niu received a bachelor’s degree in Management from Beijing University and Capital University of Economics and Business in year 1987 and 1985, respectively.

Set forth below is a brief biography of Mr. Pat Lee Spector:

Mr. Spector, age 66, is currently Executive Advisor of AECOM Technology, Inc., a technical and management service provider that is currently listed on New York Stock Exchange (“NYSE”). From January 1999 through May 2007, he served as Vice President of Jacobs Engineering Group Inc., an NYSE listed company that is engaged in the business of technical services and support.

Mr. Spector received from Washington University a Master’s degree in Architecture in year 1970 and a Bachelor degree in Physics in year 1966.

CEO Employment Agreement

On February 12, 2010, the Company and Mr. Rong Yang entered into an amended and restated employment agreement (the “Employment Agreement”) for his service as the Company’s Chief Executive Officer for a term of five years. The Employment Agreement is automatically renewable for an additional year unless either party notifies the other at least 30 days prior to the end of the term of an intention to terminate. A copy of the Employment Agreement is filed herewith as Exhibit 10.3.

Under the Employment Agreement, Mr. Yang will be compensated with an annual salary of RMB 1,500,000, payable monthly in equal installments in arrear. Pursuant to the 2010 Plan, he will also receive options to purchase 400,000 shares of the Common Stock, exercisable at $3.90 per share. The details of such options shall be subject to the terms of the Non-Qualified Stock Option Agreement, a copy of which is filed herewith as Exhibit 10.4.

In the event that Mr. Yang’s service as the Company’s CEO is terminated, whether involuntarily or voluntarily, under certain circumstances, or following the occurrence of a Change of Control, as defined under the Employment Agreement (the “Separation from Service”), Mr. Yang shall receive: (i) a lump sum payment of fifteen times of Mr. Yang’s annual salary; (ii) Common Stock equal to 3% of then outstanding Common Stock; and (iii) continuing health insurance benefits for two years after the occurrence of Change of Control. Additionally, all unvested options, restricted stock, performance shares and stock appreciation rights previously granted to Mr. Yang under the Company’s incentive plan will immediately be fully vested upon his Separation from Service.

In the event that the above payments and benefits to Mr. Yang upon his Separation from Service following a Change of Control (the “Separation Parachute Payments”) would (i) constitute a parachute payment within the meaning of Section 280G of the Internal Revenue Code of 1986 (the “Code”) or any similar or successor provision to 280G; and (ii) be subject to the excise tax imposed by Section 4999 of the Code or any similar or successor provision to Section 4999 (the “Excise Tax”), then such Severance Parachute Payments shall be reduced to the largest amount which would result in no portion of the Severance Parachute Payments being subject to the Excise Tax, at the discretion of Mr. Yang.

The foregoing descriptions of the 2010 Plan, Non-Qualified Stock Option Agreement and Employment Agreement are qualified, in their entirety, by the text of those documents which are annexed hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following are filed as exhibits to this report:

Exhibit No.	Description
Exhibit 10.1	The China Infrastructure Construction Corporation 2010 Stock Incentive Plan, dated February 12, 2010.

Exhibit 10.2	Form of Independent Director Agreement.

Exhibit 10.3	Amended and Restated Employment Agreement with Rong Yang, dated February 12, 2010.

Exhibit 10.4	Non-Qualified Stock Option Agreement with Rong yang, dated February 12, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Infrastructure Construction Corporation

February 19, 2010	By:	/s/ Yiru Shi
Yiru Shi
Chief Financial Officer